UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

AZURRX BIOPHARMA, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01                        Entry into a Material Definitive Agreement.

On December 7, 2018, AzurRx BioPharma, Inc. (the “Company”), entered into an asset sale and purchase agreement (the “Purchase Agreement”) with Protea Biosciences Group, Inc. and its wholly owned subsidiary, Protea Biosciences, Inc. (the “Protea”), pursuant to which the Company agreed to purchase the rights to any milestone payments, royalty payments, and transaction value consideration due from the Company to the Protea now or in the future, arising from that certain Stock Purchase and Sale Agreement dated May 21, 2014 between the Company and the Protea (the “Purchased Assets”).

Protea previously filed for Chapter 11 protection under the United States Bankruptcy Code on December 1, 2017. On November 27, 2018, the Company participated in a bankruptcy auction for the Purchased Assets and was chosen as the successful bidder at the conclusion of the auction. On December 10, 2018, the transaction was approved by Judge Patrick J. Flatley of the United States Bankruptcy Court for the Northern District of West Virginia.

Pursuant to the Purchase Agreement, the purchase price to be paid for the Purchased Assets is $1,550,000, of which $250,000 will be paid by the Company in cash and the remaining $1,300,000 will be paid by the issuance of restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share that is $0.01 higher than the closing price of the Company’s Common Stock on the Closing Date (as such term is defined in the Purchase Agreement), as reported on the Nasdaq Capital Market. Both the Company and Protea have made customary representations, warranties and covenants in the Purchase Agreement, which is subject to termination by either the Company or Protea upon the occurrence of specified events. The transaction is expected to close on or before December 31, 2018, subject to the satisfaction or waiver of various conditions.

The foregoing description is a summary of the material terms of the  Purchase Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full context of the  Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K .

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Protea. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Purchase Agreement, and may be subject to important limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

A press release issued by the Company on December 12, 2018 regarding the execution of the Purchase Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01                        Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: December 13, 2018	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Asset Sale and Purchase Agreement, dated December 7, 2018, by and between Protea Biosciences Group, Inc., Protea Biosciences, Inc. and AzurRx Biopharma, Inc.
99.1	Press Release issued by AzurRx Biopharman, Inc., dates December 12, 2018